Exhibit 3.4

CERTIFICATE OF DISSOLUTION

OF

MEDCATH CORPORATION

Pursuant to Section 275(a) and (b)

of the General Corporation Law of the State of Delaware

MedCath Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Corporation is MedCath Corporation.

2. The date the dissolution was authorized was September 22, 2011.

3. That the dissolution of the Corporation was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 275(a) and (b) of the General Corporation Law of the State of Delaware.

4. That the names and addresses of the directors and officers of the Corporation are as follows:

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DIRECTORS

Pamela G. Bailey	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277	Robert S. McCoy, Jr.	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

John T. Casey	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277	James A. Parker	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

James A. Deal	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277	Jacque J. Sokolov	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

Woodrin Grossman	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

OFFICERS

James A. Parker President & Chief Executive Officer	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

Lora Ramsey Senior Vice President & Chief Financial Officer	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

Joan McCanless Senior Vice President & Chief Clinical and Compliance Officer	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

Paul Daniel Perritt Senior Vice President, Hospital Operations	MedCath Corporation 10720 Sikes Place, Suite 200 Charlotte, NC 28277

5. The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware is March 9, 2001.

6. The effective time of this Certificate of Dissolution shall be 5:00 p.m. EDT on September 21, 2012.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 21st day of September, 2012.

MEDCATH CORPORATION

By:	/s/ James A. Parker
Name:	James A. Parker
Title:	President & Chief Executive Officer